Exhibit 99.1

NEWS RELEASE
1625 Broadway, Suite 250
Denver, Colorado 80202
Telephone: 305-592-8075
Fax: 305-592-8071
Contact: Lynn Peterson, CEO

FOR IMMEDIATE RELEASE ON THURSDAY, MAY 8, 2008

KODIAK OIL & GAS CORP. REPORTS FIRST QUARTER 2008 RESULTS

DENVER — May 8, 2008 /PRNewswire-FirstCall/ — Kodiak Oil & Gas Corp. (Amex: KOG), an oil and gas exploration and production company with assets in the Green River Basin of southwest Wyoming and Colorado and the Williston Basin of North Dakota and Montana, today reported financial and operating results for the first quarter 2008.

First Quarter Financial Results

The Company reported a net loss for the quarter-ended March 31, 2008, of $2.6 million, or $0.03 per basic and diluted share, compared with a net loss of $14.5 million, or $0.17 per basic and diluted share, for the same period in 2007.  The first quarter 2007 net loss included $14.0 million in non-cash charges related to an impairment of the carrying value of oil and gas properties.  Net loss before the impairment charge for the first quarter 2007, a non-GAAP measure, was $0.5 million, or $0.01 per share.

Total revenues for the first quarter 2008 were $2.0 million, versus $2.1 million for the same period in 2007.  Oil and gas sales were $1.9 million for the first quarter 2008, as compared to $1.6 million in 2007.  First quarter 2008 interest income was approximately $0.5 million lower than in the prior-year period.  Crude oil revenue accounted for approximately 75% of first quarter 2008 oil and gas sales.

Adjusted EBITDA was negatively impacted in the first quarter of 2008 by the repair work on producing oil wells described below.  For the first quarter 2008, Adjusted EBITDA was approximately $2,400 as compared to $762,000 for the same period in 2007.  Kodiak defines Adjusted EBITDA as net income before interest, taxes, depreciation, depletion, amortization and accretion, non-cash stock-based compensation expense, impairment charges and gains or losses on foreign currency exchange.

Reconciliations of Adjusted EBITDA, a non-GAAP measure, to net loss are included in this news release and in the Company’s filing on Form 10-Q.  Additional disclosure regarding the Company’s use of Adjusted EBITDA are also included in the Company’s filing on Form 10-Q.

Total assets were $69.9 million at March 31, 2008, as compared to $74.3 million at December 31, 2007.   Stockholders’ equity was $67.2 million at March 31, 2008, as compared to $68.3 million at year-end 2007. The Company’s cash and cash equivalents position at March 31, 2008, was $9.9 million, and it currently has no long-term debt.

General and administrative (G&A) expense increased to $2.5 million for the first quarter 2008, from $1.3 million for the same period in 2007.  Included in the G&A expense for the 2008 period is a stock-based compensation charge of $1.5 million for options issued to officers, directors and employees, as compared to $276,000 for the same period in 2007.

Oil and Gas Sales

Kodiak’s first quarter 2008 oil and gas sales volumes were down 18% to 26,948 barrels of oil equivalent (BOE) as compared to 32,918 BOE in the same period in 2007.  Oil sales volumes were down 37% to 15,848 barrels for the first quarter 2008, as compared to 25,266 barrels in the same period in 2007.  The decline in oil production was caused by the intermittent shutting in of three wells in the Elm Coulee Field producing from the Bakken Formation.  The wells underwent workovers to prepare them for additional fracture stimulation procedures anticipated in the second quarter that are intended to improve flow rates while extending the productive well lives.  By commodity in the first quarter, crude oil constituted 59% of the production base.

For the first quarter 2008, the average gas price received increased 7% to $6.99 per thousand cubic feet of natural gas (Mcf), as compared to the $6.52 per Mcf received in 2007.  On a quarter-over-quarter basis, Kodiak enjoyed a 76% uplift in the average price received for crude oil in 2008.  The Company sold its oil for $89.12 per barrel during the first quarter 2008, as compared to the $50.55 per barrel received during the prior-year period.  Kodiak currently does not hedge any of its oil and gas production volumes.

During the first quarter 2008, Kodiak invested $3.1 million primarily for acreage acquisition and for the aforementioned Williston Basin oil well workover program.  Subsequent to the end of the second quarter and the completion of the workover program, the Company anticipates improved daily flow rates.  Aside from the workover program, the Company had no other drilling and completion activity during the quarter.  The Company now has working interests in 23 gross (14.7 net) wells, of which 16 gross (11.2 net) are Kodiak-operated wells.

Williston Basin—Montana and North Dakota

Bakken Projects

In addition to its existing activity in McKenzie County, N.D., Kodiak continues to add to its leasehold position in Dunn County, N.D., where the primary objective is the middle Bakken layered between the two Bakken shales at an approximate vertical depth of 10,000 feet.  As of March 31, 2008, Kodiak had acquired 38,686 gross acres and 28,957 net acres on the Fort Berthold Indian Reservation.  In addition to the approved leases Kodiak has approximately 8,800 net acres classified as pending by the Bureau of Indian Affairs (BIA). Final approval of these leases, which cannot be assured by Kodiak, is awaiting the superintendent’s approval.

Locations on the southern portion of the Company’s leasehold are currently being permitted.  The Tall Bear 16-15H location received an approved Environmental Assessment early in the second quarter 2008. Final approval from the Bureau of Land Management and the BIA is expected in early May 2008.  Subject to securing a drilling contract and equipment, drilling activity should commence in this area in late second quarter of 2008.

Management Comment

Commenting on Williston Basin activities, Kodiak’s President and CEO Lynn Peterson said:  “We believe the Bakken shale play will continue to develop into one of the most prolific, regionally extensive oil discoveries in the lower 48 states in a number of years.  Kodiak’s methodical leasing procedures for the Fort Berthold Indian Reservation lands have taken considerable time and dedication by our entire staff.  However, based upon our geological model, we felt the Reservation provided a unique opportunity for a company of our size to develop significant reserves.  By working with the Tribe and regulatory agencies, we are able to expose Kodiak and its shareholders to a large, contiguous acreage block where we will operate most of the future wells to be drilled.  We hope to see the results of these efforts when proposed drilling activity commences here later this year.”

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Vermillion Basin—Wyoming

The Company has commenced its 2008 program under the previously announced Exploration Agreement with Devon Energy.  Drilling should begin during the second quarter and will be initially focused on the western acreage block in the Horseshoe Basin Unit.  The 2008 drilling program attempts to extend the fractured Baxter reservoir that was discovered in the Horseshoe Basin #5-3 well in late 2007.  Pipeline facilities to hook up the well should be completed in the second quarter.  At least two wells are anticipated in the Unit along with one exploratory test on the northern block of Kodiak’s acreage.  Kodiak is carried for the majority of the anticipated costs associated with the Baxter shale play during 2008.

Teleconference Call

In conjunction with Kodiak’s release of its results, investors, analysts and other interested parties are invited to listen to a conference call with management on Friday, May 9, 2008 at 11:00 a.m. Eastern Daylight Time.

Date:	Friday, May 9, 2008

Time:	11:00 a.m. EDT
10:00 a.m. CDT
9:00 a.m. MDT
8:00 a.m. PDT

Call:	(877) 257-3168 (US/Canada) and (706) 643-3820 (International)
Passcode 44575964

Internet:	Live and rebroadcast over the Internet
http://www.videonewswire.com/event.asp?id=47897
or at: http://www.kodiakog.com

Replay:	Available through Wednesday, May 14, 2008 at (800) 642-1687
(US/Canada) and (706) 645-9291 (International) using passcode
44575964 and for 30 days at http://www.kodiakog.com

About Kodiak Oil & Gas Corp.

Kodiak Oil & Gas, Denver-based, is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas in the Williston and Green River Basins in the U.S. Rocky Mountains. For further information, please visit www.kodiakog.com.  The Company’s common shares are listed for trading on the American Stock Exchange “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” ‘projects,” “potential” and similar expressions, or that events or conditions “will,” “would,” “may,” “could” or “should” occur. Forward-looking statements in this document include statements regarding the Company’s exploration, drilling and development plans, the Company’s expectations regarding the timing and success of such programs, the Company’s

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expectations regarding the timing and amount of future revenues and the Company’s expectations regarding the future production of its oil & gas properties. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075

Mr. David P. Charles, Sierra Partners LLC +1-303-757-2510 x11

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KODIAK OIL & GAS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	(UNAUDITED)	(AUDITED)
	March 31,	December 31,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$9,904,019	$13,015,318
Accounts receivable
Trade	1,099,043	1,373,843
Accrued sales revenues	799,611	789,652
Prepaid expenses and other	118,458	198,996
Total Current Assets	11,921,131	15,377,809

Property and equipment (full cost method), at cost:
Proved oil and gas properties	77,791,640	77,272,437
Unproved oil and gas properties	21,666,305	21,904,737
Wells in progress	309,278	414,074
Less-accumulated depletion, depreciation, amortization, accretion and asset impairment	(42,347,333)	(41,204,821)
Net oil and gas properties	57,419,890	58,386,427
Other property and equipment, net of accumulated depreciation of $198,204 in 2008 of $176,458 in 2007	299,043	312,017
Restricted Investments	258,272	255,068
Total Assets	$69,898,336	$74,331,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,975,800	$5,163,457

Noncurrent Liabilities:
Asset retirement obligation	742,396	874,498
Total Liabilities	2,718,196	6,037,955

Commitments and Contingenicies - Note 5
Stockholders’ Equity:
Common stock, no par value; unlimited authorized
Issued: 87,992,931 shares in 2008 and 87,992,931 shares in 2007
Contributed surplus	116,613,733	115,094,923
Accumulated deficit	(49,433,593)	(46,801,557)
Total Stockholders’ Equity	67,180,140	68,293,366
Total Liabilities and Stockholders’ Equity	$69,898,336	$74,331,321

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Kodiak’s filing on Form 10-Q dated May 8, 2008.

KODIAK OIL & GAS CORP.

CONDENDSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,
	2008	2007

Revenues:
Gas production	$465,865	$299,498
Oil production	1,412,306	1,277,319
Interest	83,366	563,710
Total revenue	1,961,537	2,140,527

Cost and expenses:
Oil and gas production	982,951	390,775
Depletion, depreciation, amortization and accretion	1,097,299	1,039,246
Asset impairment	—	14,000,000
General and administrative	2,495,042	1,262,960
Loss/(gain) on currency exchange	18,281	(97,621)

Total costs and expenses	4,593,573	16,595,360

Net loss	$(2,632,036)	$(14,454,833)

Basic & diluted weighted-average common shares outstanding	87,992,931	87,549,815

Basic & diluted net loss per common share	$(0.03)	$(0.17)

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Kodiak’s filing on Form 10-Q dated May 8, 2008.

KODIAK OIL & GAS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2008	2007

Cash flows from operating activities:
Net loss	$(2,632,036)	$(14,454,833)
Reconciliation of net loss to net cash (used in) operating activities:
Depletion, depreciation, amortization and accretion	1,097,299	1,039,246
Asset impairment	—	14,000,000
Stock based compensation	1,518,810	275,580
Changes in currrent assets and liabilites:
Accounts receivable-trade	274,800	520,389
Accounts receivable-accrued sales revenue	(9,958)	(99,852)
Prepaid expenses and other	60,350	38,983
Accounts payable and accrued liabilities	(2,738,207)	(4,415,048)
Net cash (used in) operating activities	(2,428,942)	(3,095,535)

Cash flows from investing activities:
Oil and gas properties	(3,128,461)	(13,341,387)
Sale of oil and gas properties	2,437,892	—
Equipment	11,416	(26,840)
Restricted investment	(3,204)	—

Net cash (used in) investing activities	(682,357)	(13,368,227)

Cash flows from financing activity:
Proceeds from the issuance of shares	—	27,000
Net cash provided by financing activities	—	27,000
Net change in cash and cash equivalents	(3,111,299)	(16,436,762)

Cash and cash equivalents at beginning of the period	13,015,318	58,469,263

Cash and cash equivalents at end of the period	$9,904,019	$42,032,501

Supplemental cash flow information
Oil & gas property accrual included in Accounts payable and accrued liabilities	$1,095,418	$1,362,000

Asset retirement obligation	$(65,143)	$33,675

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Kodiak’s filing on Form 10-Q dated May 8, 2008.

Use of Non-GAAP Financial Measures

In evaluating its business, Kodiak considers earnings before interest, taxes, depreciation, depletion, amortization, gain on foreign currency and stock-based compensation (“Adjusted EBITDA”) as a key indicator of financial operating performance and as a measure of the ability to generate cash for operational activities and future capital expenditures.  Adjusted EBITDA is not a Generally Accepted Accounting Principle (“GAAP”) measure of performance.  The Company uses this non-GAAP measure primarily to compare its performance with other companies in the industry that make a similar disclosure and as a measure of its current liquidity.  The Company believes that this measure may also be useful to investors for the same purpose and for an indication of the Company’s ability to generate cash flow at a level that can sustain or support our operations and capital investment program.  Investors should not consider this measure in isolation or as a substitute for operating income or loss, cash flow from operations determined under GAAP, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP.  In addition, because EBITDA is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies.

KODIAK OIL & GAS CORP.

Reconciliation of Adjusted EBITDA

	For the Three Months Ended March 31,
	2008	2007

Net Loss	$(2,632,036)	$(14,454,833)
Add back:
Asset impairment	—	14,000,000
Net loss before impairment charge	$(2,632,036)	(454,833)
Add back:
Depreciation, depletion, amortization and abandonment liability accretion expense	1,097,299	1,039,246
(Gain) / loss on foreign currency exchange	18,281	(97,621)
Stock based compensation expense	1,518,810	275,580

Adjusted EBITDA	$2,354	$762,372